EXHIBIT 10.1
EXECUTION VERSION

TENTH AMENDMENT TO AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

THIS TENTH AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of June 21, 2016 (this “Amendment”) is entered into among AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, a Delaware corporation (in such capacity, the “Seller”), AMERISOURCEBERGEN DRUG CORPORATION, a Delaware corporation, as the initial Servicer (in such capacity, the “Servicer”), the PURCHASER AGENTS and PURCHASERS listed on the signature pages hereto, ADVANTAGE ASSET SECURITIZATION CORP. (“Advantage Asset”), as Uncommitted Purchaser, WORKING CAPITAL MANAGEMENT CO., LP (“Working Capital”) as Assignor (as defined below), MIZUHO BANK, LTD. (“Mizuho”) as Assignee (as defined below), and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH (“BTMU”), as administrator (in such capacity, the “Administrator”).

R E C I T A L S
The Seller, Servicer, the Purchaser Groups, and the Administrator are parties to that certain Amended and Restated Receivables Purchase Agreement, dated as of April 29, 2010 (as amended, supplemented or otherwise modified from time to time, the “Agreement”).
Working Capital, as the assignor (in such capacity, the “Assignor”), desires to sell, assign and delegate to Mizuho, as the assignee (in such capacity, the “Assignee”), all of the Assignor’s Commitment under the Agreement, and the Assignee desires to assume from the Assignor all of the Assignor’s Commitment under the Agreement.
The parties hereto desire to join Advantage Asset as a party to the Agreement as an Uncommitted Purchaser.
Concurrently herewith, the Seller and the Originator are entering into a Fifth Amendment to Receivables Sale Agreement, dated as of the date hereof (the “RSA Amendment”).
The parties hereto desire to amend the Agreement as hereinafter set forth.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Certain Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth for such terms in Exhibit I to the Agreement.
2.    Joinder.
(a)    Advantage Asset as an Uncommitted Purchaser. From and after the date hereof, Advantage Asset shall be a party to the Agreement as an “Uncommitted Purchaser” for all purposes thereof and of the other Transaction Documents, and Advantage Asset accepts and

Tenth Amendment to RPA (ARFC)

assumes all related rights and agrees to be bound by all of the terms and provisions applicable to “Uncommited Purchasers” contained in the Agreement and the other Transaction Documents.
(b)    Working Capital Purchaser Group. From and after the date hereof, Advantage Asset shall be a member of the Working Capital Purchaser Group in the capacity of an Uncommitted Purchaser and each of Working Capital and Mizuho hereby acknowledge and agree to such joinder to the Working Capital Purchaser Group. In connection with such joinder, Advantage Asset hereby designates Mizuho as its Purchaser Agent and Mizuho hereby accepts such designation and acknowledges and agrees to perform each of the roles and responsibilities of Purchaser Agent for Advantage Asset in its capacity of Purchaser Agent for Advantage Asset and each of the other members of the Working Capital Purchaser Group.
(c)    Independent Credit Decision. Advantage Asset hereby confirms that it has, independently and without reliance upon the Administrator, any Purchaser or any Purchaser Agent and based on such documents and information as it has deemed appropriate, made and will continue to make its own appraisal of any investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, the Servicer, the Performance Guarantor or the Originators, and made its own evaluation and decision to enter into this Amendment and the Agreement.
(d)    Notice Address. Advantage Asset’s address for notices under the Agreement in its capacity as an Uncommitted Purchaser shall be the following:
Advantage Asset Securitization Corp.
    c/o Mizuho Bank
1251 Avenue of the Americas
New York, NY 10020
Attention: Conduit Management Group
(e)    Consent to Joinder. Each of the parties hereto (i) consents to the foregoing joinder of Advantage Asset to the Agreement in the capacity of an “Uncommitted Purchaser,” (ii) acknowledges and agrees that Advantage Asset is not a Conduit Purchaser, (iii) expressly waives any notice or other applicable requirements set forth in any Transaction Document as a prerequisite or condition precedent to such joinder (other than as set forth herein) and (iv) acknowledges and agrees that this Section 2 is in form and substance substantially similar to an Assumption Agreement.
(f)    Acknowledgement and Agreement. Each of the parties hereto hereby acknowledge and agree that on and after the date hereof the Working Capital Purchaser Group shall include two (2) Uncommitted Purchasers (until such time, if any, that an additional Uncommitted Purchaser is joined to such Purchaser Group or an Uncommitted Purchaser is removed from such Purchaser Group). As such, in connection with any Incremental Purchase occurring on or after the date hereof, either such Uncommitted Purchaser may fund all or a portion (in its sole discretion) of its Purchaser Group’s portion of such Incremental Purchase. To the extent that both Uncommitted Purchasers desire to fund all or a portion of its Purchaser Group’s portion of such Incremental Purchase, the allocation of such funding shall be determined by such Uncommitted Purchasers in consultation with their Purchaser Agent.

3.    Assignment.
(a)    Commitment. For good and valuable consideration, receipt of which is hereby acknowledged, Assignor hereby transfers, assigns and delegates to Assignee, without recourse, representation or warranty, and Assignee hereby takes, receives and accepts from Assignor, 100% of Assignor’s Commitment under the Agreement and all rights and obligations with respect thereto accruing on and after the date hereof.
(b)    Assignor’s Role. Immediately after giving effect to clause (a) above, Assignor shall (i) cease to be a Related Committed Purchaser under the Agreement and each of the other Transaction Documents and shall be discharged from its duties and obligations as a Related Committed Purchaser thereunder and (ii) immediately become an Uncommitted Purchaser under the Agreement and shall for all purposes of the Agreement and each of the other Transaction Documents be an Uncommitted Purchaser thereunder.
(c)    Consent to Assignment. Each of the parties hereto (i) hereby acknowledges and agrees to the assignment and assumption set forth above as well as the modification of the Assignor’s role under the Agreement and each of the other Transaction Documents, (ii) expressly waives any notice or other applicable requirements set forth in any Transaction Document as a prerequisite or condition precedent to such assignment, assumption and role modification (other than as set forth herein) and (iii) acknowledges and agrees that this Section 3 is in form and substance substantially similar to a Transfer Supplement.
4.    Amendments to the Agreement. As of the Effective Date (as defined below), the Agreement is hereby amended as follows:
(a)    Section 1.1(b) of the Agreement is hereby amended by replacing the phrase “10 Business Days” where it appears in clause (X) thereof with the phrase “15 Business Days”.
(b)    Section 7.3(n) of the Agreement is hereby amended by replacing the amount “$50,000,000” where it appears therein with the amount “$100,000,000”.
(c)    Section 7.3(r) of the Agreement is hereby amended by replacing the amount “$50,000,000” where it appears in each instance in clauses (i) and (iii) thereof with the amount “$100,000,000”.
(d)    Section 9.1(f) of the Agreement is hereby amended by replacing the amount “$50,000,000” where it appears in each instance therein with the amount “$100,000,000”.
(e)    Section 9.1(o) of the Agreement is hereby replaced in its entirety with the following:
(o)    AmerisourceBergen shall default or fail in the performance or observance of any of the covenants set forth in Section 6.10 of the Credit Agreement; or
(f)    Section 9.1(s) of the Agreement is hereby amended by replacing clause (ii) therein with the following:

(ii) Section 6.01(b), 6.02(e), 6.04(b), 6.04(c), 6.07(b), 6.07(c), 6.07(d) or 6.08 (clause (i) of the first proviso thereto) of the Credit Agreement is amended, modified or waived without the prior written consent of the Administrator and the Required Purchaser Agents;
(g)    Section 9.1(y) of the Agreement is hereby amended by replacing the amount “$50,000,000” where it appears therein with the amount “$100,000,000”.
(h)    Section 13.15 of the Agreement is hereby replaced in its entirety with the following:
Section 13.15    Federal Reserve; Etc.
(a) Federal Reserve. Notwithstanding any other provision of this Agreement to the contrary, any Purchaser Group may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any rights to payment of capital and interest) under this Agreement and any other Transaction Document to secure obligations of such Purchaser Group to a Federal Reserve Bank, without notice to or consent of the Seller or the Administrator or any other party; provided that no such pledge or grant of a security interest shall release a Purchaser Group from any of its obligations hereunder, or substitute any such pledgee or grantee for such Purchaser Group as a party hereto.
(b) Security Trustee.  Notwithstanding any other provision of this Agreement to the contrary, any Conduit Purchaser may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any rights to payment of capital and interest) under this Agreement and any other Transaction Document to a security trustee under such Conduit Purchaser’s Commercial Paper program, without notice to or consent of the Seller or the Administrator or any other party; provided that no such pledge or grant of a security interest shall release any Conduit Purchaser from any of its obligations hereunder, or substitute any such pledgee or grantee for such Purchaser Group as a party hereto.
(i)    The “Commitment” with respect to each Related Committed Purchaser as set forth below each such Related Committed Purchaser’s signature to the Agreement is hereby replaced with the amount set forth below each such Related Committed Purchaser’s signature hereto.
(j)    The following defined terms and definitions thereof are hereby added to Exhibit I to the Agreement in appropriate alphabetical order:
“Advantage Asset” means Advantage Asset Securitization Corp., and its successors.
“Extended Term” has the meaning set forth in the Extended Term Disclosure Letter.

“Extended Term Disclosure Letter” means that certain letter agreement, dated as of June 21, 2016, among the Seller, the Servicer, the Administrator and each Purchaser Agent.
“Extended Term Obligor” has the meaning set forth in the Extended Term Disclosure Letter.
“Extended Term Receivables” has the meaning set forth in clause (q) of the definition of Eligible Receivable.
(k)    The definition of “Change of Control” set forth in Exhibit I to the Agreement is hereby replaced in its entirety with the following:
“Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder), of Equity Interests (as defined in the Receivables Sale Agreement) representing more than 30% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests of the Performance Guarantor, (b)  the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Performance Guarantor by Persons who were not (i) directors of the Performance Guarantor on November 13, 2015, (ii) nominated by the board of directors of the Performance Guarantor, (iii) appointed by directors referred to in the preceding clauses (i) and (ii), or (iv) approved by the board of directors of the Performance Guarantor as director candidates prior to their election to such board of directors or (c) the occurrence of a “Change in Control” under and as defined in the Credit Agreement.
(l)    The definition of “Credit Agreement” set forth in Exhibit I to the Agreement is hereby replaced in its entirety with the following:
“Credit Agreement” shall mean the Credit Agreement, dated as of March 18, 2011, as amended and restated as of November 13, 2015, which is attached as Exhibit A to the Fifth Amendment and Restatement Agreement, dated as of November 13, 2015, as amended by Amendment No. 1 thereto dated as of April 1, 2016, among AmerisourceBergen, the borrowing subsidiaries party thereto, the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto (without giving effect to any other amendment, waiver, termination, supplement or other modification thereof thereafter unless consented to by the Required Purchaser Agents).
(m)    The definition of “Daily Eurodollar Rate” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended by adding to the end thereof the following proviso:

; provided that if the Daily Eurodollar Rate, determined as provided above, would be less than zero, the Daily Eurodollar Rate shall for all purposes of this Agreement be zero.
(n)    Clause (q) of the definition of “Eligible Receivable” set forth in Exhibit I to the Agreement is hereby replaced in its entirety with the following:
(q)    which by its terms has Invoice Payment Terms of up to 30 days; provided, that Receivables due from an Extended Term Obligor may have Invoice Payment Terms no longer than the applicable Extended Term (“Extended Term Receivables”); provided, further, that an amount not to exceed 5% of aggregate of all outstanding Receivables, excluding Extended Term Receivables, may have Invoice Payment Terms of between 31 and 60 days; and provided, further, that an amount not to exceed 5% of aggregate of all outstanding Receivables may have Invoice Payment Terms of between 61 and 90 days;
(o)    The definition of “LIBOR Market Index Rate” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended by adding to the end thereof the following proviso:
; provided that if the LIBOR Market Index Rate, determined as provided above, would be less than zero, the LIBOR Market Index Rate shall for all purposes of this Agreement be zero.
(p)    The definition of “LIBOR Rate” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended by replacing the phrase “Wells Fargo and PNC” in each instance where it appears therein with the phrase “Wells Fargo, Advantage Asset and PNC”.
(q)    The definition of “Obligor Concentration Limit” set forth in Exhibit I to the Agreement is hereby amended by replacing the paragraph at the end thereof with the following:
provided that, (a) if any Obligor is rated by both S&P and Moody’s and has a split rating, the applicable rating will be the lower of the two, (b) if any Obligor is not rated by either S&P or Moody’s, the applicable Obligor Concentration Limit shall be the one set forth in the last line of the table above, (c) if any Obligor is rated by only one of S&P and Moody’s, the applicable rating will be the rating assigned to such Obligor by S&P or Moody’s, as applicable and (d) upon Seller’s request from time to time, the Administrator and each Purchaser Agent may agree in writing, in their sole discretion, to a higher percentage of Eligible Receivables for a particular Obligor (each such Obligor, a “Special Obligor”) and its Affiliates (each such higher percentage, a “Special Concentration Limit”); it being understood that any Special Concentration Limit may be cancelled by the Administrator or any Purchaser Agent upon not less than five (5) Business Days’ written notice to the Seller.  For purposes of this clause (d), as of June 21, 2016 “Special Obligor” means each of Walgreen Co., Express Scripts Holding Company and Kaiser Permanente.  As of June 21, 2016 (i) Walgreen Co. shall have a Special Concentration Limit of 26.00%, (ii) Express

Scripts Holding Company shall have a Special Concentration Limit of 15.00%, and (iii) Kaiser Permanente shall have a Special Concentration Limit of 8.00%.
(r)    The definition of “Purchaser Group” set forth in Exhibit I to the Agreement is hereby replaced in its entirety with the following:
“Purchaser Group” means, for each Uncommitted Purchaser (or Purchaser Agent), such Uncommitted Purchaser, its Related Committed Purchasers (if any) and its related Purchaser Agent (and, to the extent applicable, its related Funding Sources and Indemnified Parties); provided, however, that the Purchaser Group that includes Working Capital Management Co., LP shall additionally include Advantage Asset and Advantage Asset shall not constitute a Purchaser Group separate from the Working Capital Management Co., LP Purchaser Group.

(s)    The definition of “Purchase Limit” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended by replacing the phrase “initially, $950,000,000” where it appears therein with the amount “$1,450,000,000”.
(t)    The definition of “Required Reserve Factor Floor” set forth in Exhibit I to the Agreement is hereby amended by replacing the percentage “24.00%” where it appears in clause (a) thereof with the percentage “28.00%”.
(u)    The definition of “Transaction Documents” set forth in Exhibit I to the Agreement is hereby replaced in its entirety with the following:
“Transaction Documents” means, collectively, this Agreement, each Purchase Notice, the Receivables Sale Agreement, each Collection Account Agreement, the Performance Undertaking, the Fee Letters, each Subordinated Note (as defined in the Receivables Sale Agreement), the Extended Term Disclosure Letter, the Account Disclosure Letter and all other instruments, documents and agreements executed and delivered in connection herewith by any of the Seller Parties.
(v)    The defined term “Walgreen Extended Term Receivables” and the definition thereof are hereby deleted in their entirety from Exhibit I to the Agreement.
(w)    Section 6(g) of Exhibit IX to the Agreement is hereby amended by replacing the section references “Sections 6.11 and 6.12” where they appear therein with the section references “Sections 6.09 and 6.10”.
(x)    The footnote set forth in Exhibit XIV to the Agreement is hereby amended by replacing the phrase “10 Business Days” where it appears therein with the phrase “15 Business Days”.
5.    Representations and Warranties; Covenants. Each of the Seller and the Servicer (on behalf of the Seller) hereby certifies, represents and warrants to the Administrator, each Purchaser Agent and each Purchaser that on and as of the date hereof:

(a)    each of its representations and warranties contained in Article V of the Agreement is true and correct, in all material respects, as if made on and as of the Effective Date;
(b)    no event has occurred and is continuing, or would result from this Amendment or any of the transactions contemplated herein, that constitutes an Amortization Event or Unmatured Amortization Event;
(c)    the Facility Termination Date for all Purchaser Groups has not occurred; and
(d)    the Credit Agreement has not been amended since April 1, 2016.
6.    Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement and each of the other Transaction Documents to “this Agreement”, “hereof”, “herein”, or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement, as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement (or any related document or agreement) other than as expressly set forth herein.
7.    Consent to RSA Amendment. Each of the parties hereto hereby consent to the execution and delivery of the RSA Amendment in the form of Exhibit A attached hereto.
8.    Effectiveness. This Amendment shall become effective on the date hereof (the “Effective Date”) upon satisfaction of each of the following conditions:
(a)    receipt by the Administrator and each Purchaser Agent of counterparts of (i) this Amendment, (ii) the amended and restated fee letter, dated as of the date hereof, by and among the Seller, the Servicer, the Administrator and each Purchaser Agent, (iii) the RSA Amendment executed by each of the parties thereto and (iv) the Extended Term Disclosure Letter;
(b)    the Administrator and each Purchaser Agent shall have received all accrued and unpaid fees, costs and expenses to the extent then due and payable to it or the Purchasers on the Effective Date;
(c)    receipt by the Administrator of favorable opinions, addressed to the Administrator, each Purchaser and each Purchaser Agent, in form and substance satisfactory to the Administrator, from counsel to the Seller and the Servicer covering certain corporate, enforceability and security interest matters as may be reasonably requested by the Administrator; and
(d)    receipt by each Purchaser Agent of such officer certificates, good standing certificates, other documents and instruments as a Purchaser Agent may reasonably request, in form and substance satisfactory to such Purchaser Agent.
9.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Counterparts of this Amendment may be delivered by facsimile transmission or other electronic transmission, and such counterparts shall be as effective as if original counterparts had been physically delivered, and thereafter shall be binding on the parties hereto and their respective successors and assigns.
10.    Governing Law. This Amendment shall be governed by, and construed in accordance with the law of the State of New York without regard to any otherwise applicable principles of conflicts of law (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).
11.    Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any other Transaction Document or any provision hereof or thereof.
12.    Transaction Document. This Amendment shall constitute a Transaction Document under the Agreement.
13.    Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.
14.    Ratification.    After giving effect to this Amendment and the transactions contemplated hereby, all of the provisions of the Performance Undertaking shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Undertaking and acknowledges that the Performance Undertaking has continued and shall continue in full force and effect in accordance with its terms.
15.    Post-Closing Covenant. Each of the Seller and the Servicer hereby covenant and agree as follows:
(a)     No later than 30 days following the date hereof, the Seller and the Servicer shall deliver to the Administrator one or more favorable opinions, addressed to the Administrator, each Purchaser and each Purchaser Agent, in form and substance satisfactory to the Administrator, from counsel to the Seller and the Servicer covering certain bankruptcy, Investment Company Act, covered fund and no-conflicts matters reasonably requested by the Administrator (which in the case of the no-conflicts opinion, may be delivered by in-house counsel to the Seller and Servicer).
(b)    Notwithstanding anything to the contrary set forth in the Agreement or any other Transaction Document, the failure of either the Seller or the Servicer to timely perform its respective obligations under this Section 15 shall constitute an Amortization Event under the Agreement with no grace period.
[Signatures begin on next page]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
AMERISOURCE RECEIVABLES FINANCIAL CORPORATION, as Seller

By:_/s/ J.F. Quinn__________________________
Name:    J.F. Quinn
Title:    Vice President & Corporate Treasurer

AMERISOURCEBERGEN DRUG CORPORATION, as initial Servicer

By:_/s/ J.F. Quinn__________________________
Name:    J.F. Quinn
Title:    Vice President & Corporate Treasurer

Acknowledged and Agreed

AMERISOURCEBERGEN
CORPORATION

By:_/s/ J.F. Quinn_____________________
Name:    J.F. Quinn
Title:    Vice President & Corporate
    Treasurer

S - 1	Tenth Amendment to RPA (ARFC)

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as Administrator

By:_/s/ Luna Miles__________________________
Name:    Luna Miles
Title:    Managing Director

VICTORY RECEIVABLES CORPORATION, as an Uncommitted Purchaser

By:_/s/ David V. DeAngelis___________________
Name:    David V. DeAngelis
Title:    Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as Purchaser Agent for
Victory Receivables Corporation

By:_/s/ Luna Miles__________________________
Name:    Luna Miles
Title:    Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as Related Committed Purchaser
for Victory Receivables Corporation

By:_/s/ Luna Miles__________________________
Name:    Luna Miles
Title:    Managing Director

Commitment: $455,000,000

S - 2	Tenth Amendment to RPA (ARFC)

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as an Uncommitted Purchaser

By:_/s/ Ryan C. Tozier_______________________
Name:    Ryan C. Tozier
Title:    Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Purchaser Agent and
Related Committed Purchaser
for Wells Fargo Bank, National Association

By:_/s/ Ryan C. Tozier _____________________
Name:    Ryan C. Tozier
Title:    Vice President

Commitment: $250,000,000

S - 3	Tenth Amendment to RPA (ARFC)

LIBERTY STREET FUNDING LLC,
as an Uncommitted Purchaser

By:_/s/ John L. Fridlington ___________________
Name:    John L. Fridlington
Title:    Vice President

THE BANK OF NOVA SCOTIA,
as Purchaser Agent and
Related Committed Purchaser
for Liberty Street Funding LLC

By:_/s/ Michelle Phillips _____________________
Name:    Michelle Phillips
Title:    Director

Commitment: $300,000,000

S - 4	Tenth Amendment to RPA (ARFC)

PNC BANK, NATIONAL ASSOCIATION,
as a Purchaser Agent,
Uncommitted Purchaser and
Related Committed Purchaser

By:_/s/ Eric Bruno__________________________
Name:    Eric Bruno
Title:    Senior Vice President

Commitment: $100,000,000

S - 5	Tenth Amendment to RPA (ARFC)

WORKING CAPITAL
MANAGEMENT CO., LP,
as an Uncommitted Purchaser and
as Assignor

By:_/s/ Richard Burke________________________
Name:    Richard Burke
Title:    Attorney-In-Fact

ADVANTAGE ASSET SECURITIZATION CORP.,
as an Uncommitted Purchaser

By:_/s/ Richard Burke________________________
Name:    Richard Burke
Title:    Attorney-In-Fact

MIZUHO BANK, LTD.,
as Purchaser Agent and Related Committed Purchaser for Working Capital Management Co., LP and Advantage Asset Securitization Corp. and as Assignee

By:_/s/ Tracy Rahn__________________________
Name:    Tracy Rahn
Title:    Authorized Signatory

Commitment: $345,000,000

S - 6	Tenth Amendment to RPA (ARFC)